Exhibit 10(s)


                                     2005

                             AMENDED AND RESTATED

                                 TRUSTCO BANK

                          DEFERRED COMPENSATION PLAN

                                FOR DIRECTORS


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                    2005 AMENDED AND RESTATED TRUSTCO BANK
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS

     WHEREAS, on November 24, 1981, the Board of Directors of Trustco Bank (herein referred to as the "Bank") adopted the Trustco Bank National Association Deferred Compensation Plan for Directors (hereinafter referred to as the "Plan"); and

     WHEREAS, the Bank desires to amend and restate the Plan, effective as of January 1, 2005;

     NOW, THEREFORE, the Bank hereby amends and restates the Plan in its entirety, effective as of January 1, 2005, to read as follows:

     The Amended and Restated Trustco Bank, National Association Deferred Compensation effective January 1, 2001 (the "Previous Plan") a copy of which is attached hereto and incorporated herein, will remain in full force and effect for all deferrals of compensation made prior to January 1, 2005. The Previous Plan is frozen and no further deferrals shall be credited to deferral accounts maintained under the Previous Plan, but such accounts shall continue to receive interest credits as provided in paragraph 2 of the Previous Plan.

     The Previous Plan is intended to be maintained without material modifications so as to be "grandfathered" by The American Jobs Creation Act of 2004 (the "Act"), and not subject to the provisions of Code Section 409A and other relevant sections of the Act. The 2005 Plan is intended to meet the requirements of the Act, and to be subject to Code Section 409A. Both the 2005 Plan and the Previous Plan are unfunded arrangements providing deferred compensation to Directors. The 2005 Plan, which is in effect for all deferrals on and after January 1, 2005, is as follows:


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     1. Any Director may elect by written election filed with the Bank on or before December 31 of any year to defer receipt of all or a specific part of his annual fees for the following calendar year, which election to defer fees continues from year to year unless the Director amends or terminates such election by written request filed with the Bank or ceases to be a Director. An election applicable to a calendar year may not be amended or terminated during that calendar year. In the event of a termination of an election, the amount already deferred by the Director cannot be paid to him until he ceases to be a Director and shall be paid in accordance with paragraph 3 hereof.

     2. The Bank will not fund its liability for deferred fees or interest thereon but general ledger accounts will be maintained, supported by memorandum accounts for each Director. The compensation deferred will be credited to the Director's deferred compensation account as of the date it would otherwise have been payable. A Director's deferred compensation account shall be credited at the end of each calendar quarter with a credit on the balance at the beginning of the quarter equal to the number of days in the quarter times one-fourth of the greater of (i) 6%, or (ii) the ten-year U.S. Treasury Bond rate on the last business day of the quarter.

     3. In the event a Director ceases to be a Director of the Bank, the entire balance of his deferred fees, including interest credited thereon, shall be paid to the Director in a lump sum, paid as of the last day of the month following the date which is twelve months after the date the Director ceases to be a Director of the Bank. The determination of whether an individual has ceased to be a Director of the Bank shall be subject to
Section 409A of the Code and regulations promulgated thereunder.

     4. Upon the death of a Director, the balance of his account shall be payable to a beneficiary designated by him or her on the first day of the calendar year following the year in


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which he or she dies, in a lump sum, or if no beneficiary is named, to the trustee of the Director's revocable living trust, and if none of the trustee of the Director's testamentary trust, and if none to the personal representative of the Director's estate.

     5. The right to receive payment of deferred compensation shall not be transferable or assignable by a Director or named beneficiary, except by will or by the laws of descent and distribution.

     6. A Director may prior to December 31, 2005, by written notice to the Bank cancel a deferral election made for 2005 and, in the event of such cancellation, all amounts attributable to the cancelled deferral shall be paid to the Director on or prior to December 31, 2005, and included in the income of the Director in calendar year 2005.

     7. The Board of Directors of the Bank reserves the right to amend, suspend or terminate this Plan at any time. However, no amendment, suspension or termination of this Plan may alter or impair any Director's rights previously granted under the Plan, without his consent.

     IN WITNESS WHEREOF, the Bank has caused this amended and restated Plan to be executed this 20th day of December, 2005.

                                      TRUSTCO BANK CORP NY

                                      By: /s/ Robert J. McCormick
                                      ---------------------------
                                      Robert J. McCormick
                                      President and
                                      Chief Executive Officer


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